UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2011

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2011, the Board of Directors (the "Board") of Materion Corporation (the "Company") approved the Materion Corporation Supplemental Retirement Benefit Plan (the "SERP"), an unfunded, nonqualified deferred compensation plan that provides benefits for a select group of management or highly compensated employees to supplement the pension benefits paid to them from the Materion Corporation Pension Plan (the "Pension Plan").

The Company currently utilizes the Pension Plan as its primary vehicle for providing retirement compensation to employees, including the Company’s named executive officers. In the past, the Company has made "special awards" to named executive officers to provide supplemental retirement compensation because of the tax code limitations associated with the Pension Plan, which prevent named executive officers from receiving the full benefit of the Pension Plan. The Board adopted the SERP to take the place of the "special award" program.

The SERP is effective as of September 13, 2011. The initial participants in the SERP include the Comany's named executive officers as well as other members of senior management. A brief description of the SERP follows, but is subject to the full text of the SERP, which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

A participant’s benefit under the SERP will be the amount of the participant’s "Prevented Benefits" (as described below), reduced by a participant’s designated "Offset Amount," as set forth in the SERP. A participant’s interest in benefits payable under the SERP will be vested and nonforfeitable to the same extent and in the same manner as benefits are vested and nonforfeitable under the Pension Plan. The benefits payable under the SERP will be paid to a participant in a single sum payment on or about the first day of the third month next following the date of his separation from service, or in certain cases as necessitated by tax law provisions, the first business day of the month that is at least six months after his separation from service.

"Prevented Benefits" for purposes of the SERP means the difference, expressed as a single sum, between (i) the regular pension benefits payable to a participant under the Pension Plan and (ii) the regular pension benefits that would be so payable to the participant under the Pension Plan if such benefits were determined including in compensation any compensation that was deferred on an elective basis under any non-qualified deferred compensation plan or agreement with an Employer and without regard to limitations on covered compensation and benefit amounts imposed by the Internal Revenue Code of 1986, as amended, and taking into account any special calculation provisions for a participant as set forth on Schedule I to the SERP. Currently, Schedule I of the SERP contains such special calculation provisions for Richard J. Hipple, the Company’s Chairman of the Board, President and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

10.1 Materion Corporation Supplemental Retirement Benefit Plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

September 19, 2011	By:	/s/ Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Materion Corporation Supplemental Retirement Benefit Plan